UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 28, 2007

BELO CORP.
(Exact name of registrant as specified in its charter)

Delaware	1-8598	75-0135890
(State or other jurisdiction of in Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

P. O. Box 655237
Dallas, Texas		75265-5237
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code: (214) 977-6606
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On September 27, 2007, the Compensation Committee of the Board of Directors of Belo Corp. (“Belo”) adopted a Change in Control Severance Plan (the “Severance Plan”), subject to Board approval which was obtained on September 28, 2007. The Severance Plan, which is effective as of October 1, 2007, provides for severance benefits for designated participants in the event of a change in control of Belo and a termination of employment under specified circumstances. The initial participants, as designated by the Compensation Committee, are the existing executive officers of Belo, including the following named executive officers in the Company’s 2007 proxy statement: Robert W. Decherd, Chairman of the Board and Chief Executive Officer; Dunia A. Shive, President and Chief Operating Officer; Dennis A. Williamson, Executive Vice President/Chief Financial Officer; and Guy H. Kerr, Senior Vice President/Law and Government. Additional participants may be designated by the Committee from time to time.
Generally, a change in control under the Severance Plan includes (i) the acquisition by a person or group of 30% or more of the combined voting power of Belo’s voting securities (excluding voting securities held by Robert W. Decherd and voting securities held by any entity over which Robert W. Decherd has sole or shared voting power), (ii) certain changes in the membership of Belo’s board of directors that are not approved by the incumbent directors, (iii) consummation of a business combination or sale of substantially all of Belo’s assets, unless immediately following such transaction the beneficial owners of shares of Belo’s common stock and other securities eligible to vote immediately prior to the transaction beneficially own more than 60% of the combined voting power of the voting securities of the continuing company resulting from such transaction; or (iv) the shareholders of Belo approve a plan of liquidation or dissolution.
Participants in the Severance Plan will be entitled to benefits upon termination of employment within twenty-four (24) months of a change in control of Belo if such termination is (i) involuntary other than for “cause” as defined in the Severance Plan or (ii) voluntary for “good reason” as defined in the Severance Plan. In addition, a participant may voluntarily terminate employment for any reason or without reason during the 30-day period immediately following the first anniversary of a change in control and will be entitled to receive payments and benefits under the Severance Plan. Upon such termination, a participant will receive each of the following:

•	base salary in effect at the time of change in control, plus the greater of (i) current target bonus in effect prior to the change in control or (ii) actual bonus (defined as the average of the last three years’ bonus payments), multiplied by the severance multiple set forth below:

Position	Severance Multiple

Chief Executive Officer	3.0

Members of the Company’s	2.5
Management Committee (other than Chief Executive Officer)

Executive Vice Presidents and	2.0
Senior Vice Presidents (other than Management Committee members)

Vice Presidents	1.5
•	cash payment in lieu of employer-provided contributions to the Belo Savings Plan and the Pension Transition Supplement Plan (to be adopted prior to March 1, 2008) for a number of years equal to the participant’s severance multiple
•	cash payment in lieu of employer cost of medical and dental benefits in excess of employee premiums for a number of years equal to the participant’s severance multiple
•	reimbursement for employment outplacement services up to $25,000 and legal expenses incurred to enforce participant’s rights under the Severance Plan
If all or a portion of any payment or distribution by Belo under the Severance Plan is subject to excise tax, then Belo will make a gross-up payment to the terminated employee.
The foregoing description of the Severance Plan does not purport to be complete and is qualified in its entirety by the full text of the plan, which is filed as Exhibit 10.1 hereto and incorporated by reference herein. The transaction described in Item 8.01 of this Form 8-K is not a change in control under the Severance Plan.
The payments and benefits provided for under the new Severance Plan are in addition to those payments and benefits provided to Executive Compensation Plan (ECP) participants under the ECP, as more fully described in the Company’s 2007 proxy statement under the heading “Executive Compensation — Termination of Employment and Change-in-Control Arrangements.”
Additionally, the Compensation Committee has approved changes to the basis for calculating annual cash incentive awards made to members of the Company’s Management Committee. The Management Committee members are James M. Moroney III, Publisher and Chief Executive Officer of The Dallas Morning News, and Marian Spitzberg, Senior Vice President/Human Resources, in addition to the named executive officers in the Company’s 2007 proxy statement.

Beginning with respect to 2008 compensation, for members of the Management Committee, the annual cash incentive award opportunity will incorporate a 25% discretionary component to allow for recognition of and reward for performance of these executives in key non-financial areas. The procedures for determining a senior executive’s annual cash incentive opportunity are described in the Company’s 2007 proxy statement under the heading “Executive Compensation - Compensation Discussion and Analysis — Elements of 2006 Executive Compensation — Annual Cash Incentive Opportunity.” Target bonus opportunities for these executive officers will continue to be set as a percentage of base salary. Previously, payouts under these target bonus opportunities were based upon financial performance measures, subject to adjustment in the Compensation Committee’s discretion. As revised for Management Committee members, beginning with respect to 2008, 75% of the target bonus opportunity will be based upon financial performance measures and 25% will be based upon the level of achievement of an individual executive’s non-financial performance goals. For both the financial performance and the non-financial performance components of annual cash incentive compensation, Management Committee members will have the opportunity for payouts based on levels of achievement from 0% to 200%.
The Company will continue to use earnings per share as the financial measure for cash incentive bonuses for all corporate-level executive officers; however, where previously the Compensation Committee used discretion from time to time to adjust actual earnings per share for purposes of calculating the ECP formula, beginning in 2008, the Compensation Committee will generally limit adjustments to earnings per share to defined events, including adjustments related to accounting and tax changes and major transactions.
The Compensation Committee will also now have the ability to award members of the Management Committee an adjustment of up to 20% of their annual cash incentive awards based upon the Company’s performance relative to that of its peers. This bonus opportunity allows for recognition of superior performance in a transitional industry operating environment. In determining this bonus adjustment, the Committee may consider comparative performance measures, including without limitation: revenue growth, growth in adjusted earnings before interest, tax, depreciation and amortization (EBITDA), and growth in adjusted income.
Item 8.01. Other Events.
On October 1, 2007, Belo Corp. announced that its Board of Directors unanimously authorized management to pursue a plan to create separate television and newspaper businesses by spinning off its newspaper business into a separate publicly-traded company called A. H. Belo Corporation (“A. H. Belo”). The spin-off will be accomplished through a tax-free distribution of A.H. Belo shares to Belo Corp. shareholders.
Consummation of the spin-off transaction is expected to occur in the first quarter of 2008, subject to several conditions, including receipt of confirmation of the tax-free treatment of the spin-off, receipt of New York Stock Exchange and other regulatory approvals and the filing with the Securities and Exchange Commission and the effectiveness of a registration statement on Form 10. The registration statement on Form 10 is expected to be filed within 10 business days after the announcement. Approval of the transaction by Belo shareholders, noteholders, and debenture holders is not required, and no approval by the Federal Communications Commission is required relating to the Company’s television licenses. Both the new A. H. Belo and Belo

Corp. will be headquartered in Dallas, Texas and A. H. Belo’s shares of Series A common stock are expected to be listed on the New York Stock Exchange.
A copy of the press release (expressly including, without limitation, the paragraph under the caption “Forward-Looking Statements”), the Letter to Employees announcing this transaction and the Fact Sheet provided to analysts and investors are attached as Exhibits 99.1, 99.2, and 99.3, respectively, to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
10.1 Change in Control Severance Plan effective October 1, 2007
99.1 Press Release issued by Belo Corp. on October 1, 2007
99.2 Belo Corp. Letter to Employees dated October 1, 2007
99.3 Fact Sheet dated October 1, 2007

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 1, 2007	BELO CORP.

	By:	/s/ Russell F. Coleman

Russell F. Coleman
Vice President/General Counsel

EXHIBIT INDEX

10.1	Change in Control Severance Plan effective October 1, 2007
99.1	Press Release issued by Belo Corp. on October 1, 2007
99.2	Belo Corp. Letter to Employees dated October 1, 2007
99.3	Fact Sheet dated October 1, 2007

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